EXHIBIT 23.2

                              ACCOUNTANTS' CONSENT

To the Board of Directors
21st Century Holding Company

          We consent to the incorporation by reference in this Registration Statement of 21st Century Holding Company (the "Company") on Form S-8 of our report dated March 30, 1999 appearing in the Annual Report on Form 10-K for the year ended December 31, 1998.

          KPMG LLP

          January 14, 2000